EXHIBIT 4


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                   BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                             BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                                 AMENDMENT NO. 1

                               Dated July 12, 2002

                                       TO
                         POOLING AND SERVICING AGREEMENT

                               Dated June 25, 2002

                             -----------------------

                       Mortgage Pass-Through Certificates

                                  Series 2002-6








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


            AMENDMENT NO. 1, dated July 12, 2002, (the "Amendment"), to the Pooling and Servicing Agreement dated June 25, 2002 (the "Agreement") among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (the "Depositor"), BANK OF AMERICA, N.A., as servicer (the "Servicer") and THE BANK OF NEW YORK, as trustee (the "Trustee").

            WHEREAS, Section 11.01(i) of the Agreement provides, among other things, that the Depositor, the Servicer and the Trustee may amend the Agreement, subject to certain provisos, without the consent of the Holders of Certificates for the purpose of curing any ambiguity or mistake to the provisions of the Agreement.

            WHEREAS, the Depositor, the Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment.

            NOW THEREFORE, in consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

            All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

            Section 1. Amendment of Section 1. The definition of "Priority Amount" is hereby replaced in its entirety with the following:

            Priority Amount: As to any Distribution Date, the lesser of (i) the Class Certificate Balance of the Class 1-A-1 Certificates and (ii) the product of (A) the Shift Percentage, (B) the Priority Percentage and (C) the Non-PO Principal Amount for Group 1.

            Section 2. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            Section 3. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            SECTION 4. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                       as Depositor


                                    By:
                                       -----------------------------------------
                                       Name:  Judy Lowman
                                       Title: Vice President


                                    BANK OF AMERICA, N.A.,
                                       as Servicer


                                    By:
                                       -----------------------------------------
                                       Name:  Robert J. DeBenedet
                                       Title: Senior Vice President


                                    THE BANK OF NEW YORK,
                                       as Trustee


                                    By:
                                       -----------------------------------------
                                       Name:   Diane Pickett
                                       Title:  Vice President

STATE OF NEW YORK )
                        )     ss.:
COUNTY OF   NEW YORK    )

            On the 12th day of July, 2002, before me, a notary public in and for the State of New York, personally appeared Diane Pickett, known to me who, being by me duly sworn, did depose and say that she is a Vice President of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF GEORGIA        )
      ______                  )     ss.:
COUNTY OF___                  )

            On the 12th day of July, 2002, before me, a notary public in and for the State of North Carolina, personally appeared Judy Lowman, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

Lehman Brothers Inc.                 -2-                          May 26, 1999

STATE OF NORTH CAROLINA )
      ______                  )     ss.:
COUNTY OF MECKLENBURG   )

            On the 12th day of July, 2002, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. DeBenedet, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.